EXPENSE LIMIT AGREEMENT

         Expense Limit Agreement made as of May 1, 2006, between Pioneer Investment Management, Inc. ("PIM") and Pioneer Variable Contracts Trust (the "Trust") with respect to the Trust's series of shares of beneficial interest listed on Appendix I hereto (each a "Portfolio").

         Whereas PIM wishes to reduce the expenses of each Portfolio; and

         Whereas the Trust wishes to have PIM enter into such an agreement.

         Now therefore the parties agree as follows:

         SECTION 1. PIM agrees to limit each Portfolio's expenses (the "Expense Limitation") by waiving PIM's fees and/or reimbursing the Portfolio for the Portfolio's ordinary operating expenses so that the total expenses of the Portfolio (other than extraordinary expenses, such as litigation, taxes, brokerage commissions, etc.) with respect to Class I or Class II shares, as designated in Appendix I, do not exceed the percentage of average daily net assets attributable to Class I or Class II shares, as specified in Appendix I, on an annual basis. PIM also agrees to waive its fees and/or reimburse the fund-wide expenses attributable to any other authorized class of a Portfolio's shares to the same extent that such expenses are reduced for that Portfolio's Class I or Class II shares, as the case may be. In no event, shall Pioneer Funds Distributor, Inc. be required to waive or PIM reimburse any fees payable under the Trust's Rule 12b-1 Plan.

         SECTION 2. PIM may terminate or modify the Expense Limitation only in accordance with this Agreement. PIM agrees that the Expense Limitation shall not be modified or terminated during the remainder of the fiscal year in which this Agreement or any predecessor Agreement is executed. PIM shall be entitled to modify or terminate the Expense Limitation with respect to any fiscal year that commences subsequent to the date this Agreement is executed if, but only if, PIM elects to modify or terminate the Expense Limitation with respect to such subsequent fiscal year and such election is made prior to the effective date of the Trust's post-effective amendment to its Registration Statement on Form N-1A to incorporate the Portfolios' financial statements; provided that this Agreement shall remain in effect at all times with respect to a Portfolio until the Portfolio's then current prospectus is amended or supplemented to reflect the termination or modification of this Agreement. The election by PIM referred to in the preceding sentence shall not be subject to the approval of the Trust or its Board of Trustees, but PIM shall notify the Board of Trustees in advance of the termination or modification of the Expense Limitation.

         SECTION 3. This Agreement shall be governed by the laws of the State of Delaware.

In witness whereof, the parties hereto have caused this Agreement to be signed as of the 1stday of May, 2006.


                                               PIONEER VARIABLE CONTRACTS TRUST


                                               By: /s/ Osbert M. Hood
                                                   -----------------------------
                                               Name: Osbert M. Hood
                                               Title:   Executive Vice President


                                               PIONEER INVESTMENT MANAGEMENT,
                                               INC.

                                               By: /s/ Osbert M. Hood
                                                   -----------------------------
                                               Name: Osbert M. Hood
                                               Title:   President

                                   APPENDIX I

Effective as of May 1, 2006:

--------------------------------------------------------------------------------------------------------
                PORTFOLIO                    CLASS                     EXPENSE LIMITATION
--------------------------------------------------------------------------------------------------------
Pioneer AmPac Growth VCT Portfolio           Class II                 0.95% until 05/01/07
--------------------------------------------------------------------------------------------------------
Pioneer Bond VCT Portfolio                   Class I                  0.62% until 05/01/07
--------------------------------------------------------------------------------------------------------
Pioneer Core Bond VCT Portfolio              Class II                 0.85% until 05/01/07
--------------------------------------------------------------------------------------------------------
Pioneer Cullen Value VCT Portfolio           Class II                 1.00% until 05/01/07
--------------------------------------------------------------------------------------------------------
Pioneer Equity Opportunity VCT Portfolio     Class II                 1.25% until 05/01/07
--------------------------------------------------------------------------------------------------------
Pioneer Fund VCT Portfolio                   Class I                  0.80% until 05/01/07

                                             Class II                 1.00% until 05/01/07
--------------------------------------------------------------------------------------------------------
Pioneer Global High Yield VCT Portfolio      Class II                 1.00% until 05/01/07
--------------------------------------------------------------------------------------------------------
Pioneer Growth Opportunities VCT             Class I                  0.79% until 05/01/07
Portfolio
--------------------------------------------------------------------------------------------------------
Pioneer Ibbotson Aggressive Allocation       Class II                 0.74% until 05/01/07
VCT Portfolio
--------------------------------------------------------------------------------------------------------
Pioneer Ibbotson Growth Allocation VCT       Class II                 0.74% until 05/01/07
Portfolio
--------------------------------------------------------------------------------------------------------
Pioneer Ibbotson Moderate Allocation VCT     Class II                 0.74% until 05/01/07
Portfolio
--------------------------------------------------------------------------------------------------------
Pioneer Mid Cap VCT Portfolio                Class I                  0.88% until 05/01/07
--------------------------------------------------------------------------------------------------------
Pioneer Money Market VCT Portfolio           Class I                  0.90% until 05/01/07
--------------------------------------------------------------------------------------------------------
Pioneer Oak Ridge Large Cap Growth VCT       Class II                 0.95% until 05/01/07
Portfolio
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Pioneer Small and Mid Cap Growth VCT         Class II                 1.00% until 05/01/07
Portfolio
--------------------------------------------------------------------------------------------------------
Pioneer Small Cap Value VCT Portfolio        Class I              1.01% until 05/01/07 (assuming
                                                                  shareholder approval of
                                                                  reorganizations of Pioneer Small
                                                                  Company VCT Portfolio and Pioneer
                                                                  Small Cap Value II VCT Portfolio
                                                                  into Pioneer Small Cap Value VCT
                                                                  Portfolio)
--------------------------------------------------------------------------------------------------------
Pioneer Small Cap Value II VCT Portfolio     Class I                  1.01% until 05/01/07
--------------------------------------------------------------------------------------------------------
Pioneer Value VCT Portfolio                  Class II                 1.30% until 05/01/07
--------------------------------------------------------------------------------------------------------


                                           PIONEER VARIABLE CONTRACTS TRUST



Date: May 1, 2006                          By:  /s/Osbert M. Hood
                                                -----------------
                                           Name:   Osbert M. Hood
                                           Title:  Executive Vice President



                                           PIONEER INVESTMENT MANAGEMENT, INC.



Date:  May 1, 2006                         By:  /s/Osbert M. Hood
                                                -----------------
                                           Name:   Osbert M. Hood
                                           Title:  President